EXHIBIT 10.14



                     SEVERANCE AGREEMENT


          THIS AGREEMENT is made and entered into as of this ____day of _______________, 1994 by and between Fourth
Financial Corporation, a Kansas corporation (the "Company") and ________________ (the "Executive").
                    W I T N E S S E T H:
                    - - - - - - - - - -
          WHEREAS, the Board of Directors of the Company has approved the Company entering into severance agreements with certain key executives of the Company; and
          WHEREAS, the Executive is a key executive of the Company; and
          WHEREAS, the Company desires assurance that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding any possibility or occurrence of a change in control of the Company; and
          WHEREAS, the Executive desires to continue working for the Company upon the terms and conditions set forth herein;
          NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:
          1.  Agreement to Provide Services; Right to
Terminate.
          (i)  Except as otherwise provided in paragraph
(ii) below, the Company or the Executive may terminate Executive's employment at any time, subject to the Company's providing the benefits hereinafter specified in accordance with the terms hereof.
         (ii) In the event a tender offer or exchange offer is made by a Person (as hereinafter defined) for more than 25% of the combined voting power of the Company's out-standing securities ordinarily having the right to vote at elections of directors ("Voting Securities"), including shares of Fourth Financial Common Stock of the Company (the "Company Shares"), or in the event of the execution by the Company of a merger agreement, Executive agrees that he will not leave the employ of the Company (other than as a result of Disability or upon Retirement, as such terms are hereinafter defined) and will render the services contemplated in the recitals to this Agreement until such tender offer, exchange offer or merger agreement has been abandoned or terminated or a change in control of the Company, as defined in Section 3 hereof, has occurred. For purposes of this Agreement, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Sec-tion 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company or a subsidiary of the Company.
          2. Term of Agreement. This Agreement shall commence on the date hereof (the "Effective Date") and shall continue until the date that is the second anniversary of the Effective Date; provided, however, that the term of this Agreement shall automatically be extended for one additional year unless at least 90 days prior to such anniversary, the Company or Executive shall have given notice that this Agreement shall not be extended; and provided, further, that, notwithstanding the delivery of any such notice, this Agreement shall continue in effect for a period of twenty-four (24) months after a change in control of the Company, as defined in Section 3 hereof, if such change in control shall have occurred during the term of this Agreement, as it may be extended by the first proviso set forth above. Notwithstanding anything in this Section 2 to the contrary, this Agreement shall terminate if Executive or the Company terminates Executive's employment prior to a change in control of the Company.
          3. Change in Control. For purposes of this Agreement, a "change in control" of the Company shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
(A) or (C) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger, consolidation or share exchange of or by the Company with any other corporation, other than a merger, consolidation or share exchange which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or share exchange or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.
          4. Termination Following Change in Control. If any of the events described in Section 3 hereof constituting a change in control of the Company shall have occurred, Executive shall be entitled to the benefits provided in
Section 5 hereof upon the termination of Executive's employment with the Company (whether by the Company or by Executive for Good Reason) within twenty-four (24) months after such event, unless such termination is (a) because of the death of Executive or Retirement, (b) by the Company for Cause or Disability or (c) by Executive other than for Good Reason (as all such capitalized terms are hereinafter defined).
          (i) Disability. Termination by the Company of Executive's employment based on "Disability" shall mean termination because of Executive's absence from his duties with the Company on a full time basis for ninety (90) consecutive days as a result of Executive's incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given to Executive following such absence Executive shall have returned to the full time performance of his duties.
         (ii) Retirement. Termination by Executive of Executive's employment based on "Retirement" shall mean termination on or after Executive's normal retirement date under the terms of the Company's Pension Plan (or any successor or substitute plan or plans of the Company put into effect prior to a change in control) (the "Pension Plan").
        (iii)  Cause.  Termination by the Company of
Executive's employment for "Cause" shall mean termination upon (a) the willful and continued failure by Executive to perform substantially his duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Executive by the Chairman of the Board or President of the Company which specifically identifies the manner in which Executive has not substantially performed his duties, or (b) the willful engaging by Executive in illegal conduct which is materially and demonstrably injurious to the Company. For purposes of this paragraph (iii), no act, or failure to act, on the part of Executive shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that Executive's action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. It is also expressly understood that Executive's attention to matters not directly related to the business of the Company shall not provide a basis for termination for Cause so long as the Board has granted prior written approval of Executive's engagement in such activities. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board Executive was guilty of the conduct set forth above in (a) or (b) of this paragraph (iii) and specifying the particulars thereof in detail.
         (iv) Good Reason. Termination by Executive of his employment for "Good Reason" shall mean termination based on:
          (a)  a determination by Executive, in his
     reasonable judgment, that there has been an adverse change in his status or position(s) as an officer of the Company as in effect immediately prior to the change in control, including, without limitation, any substantial adverse change in Executive's status or position as a result of a diminution in Executive's duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to Executive of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of Executive from or any failure to reappoint or reelect Executive to such position(s) (except in connection with the termination of Executive's employment for Cause, Disability or Retirement or as a result of Executive's death or by Executive other than for Good Reason);
          (b) a reduction by the Company in Executive's base salary or annual target bonus as in effect immediately prior to the change in control;
          (c) the failure by the Company to continue in effect any Plan (as hereinafter defined) in which Executive participates at the time of the change in control of the Company (or Plans providing Executive with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the change in control;
          (d) the failure by the Company to provide and credit Executive with the number of paid vacation days to which Executive is then entitled in accordance with the Company's normal vacation policy as in effect immediately prior to the change in control;
          (e) the Company's requiring Executive to be based at an office that is greater than 50 miles from where Executive's office is located immediately prior to the change in control except for required travel on the Company's business;
          (f) the failure by the Company to obtain from any Successor (as hereinafter defined) the assent to this Agreement contemplated by Section 6 hereof; or
          (g) any purported termination by the Company of Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (v) below (and, if applicable, paragraph
     (iii) above); and for purposes of this Agreement, no such purported termination shall be effective.
For purposes of this Agreement, "Plan" shall mean any compensation plan such as an incentive, stock option or restricted stock plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, acci-dent, life insurance plan or a relocation plan or policy or any other material plan, program or policy of the Company intended to benefit employees.
          (v) Notice of Termination. Any purported termi-nation by the Company or by Executive following a change in control shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon.
         (vi) Date of Termination. "Date of Termination" following a change in control shall mean (a) if Executive's employment is to be terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), (b) if Executive's employment is to be terminated by the Company for Cause or by Executive for Good Reason, the date specified in the Notice of Termination, or (c) if Executive's employment is to be terminated by the Company for any reason other than Cause, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety (90) days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by Executive in writing.
          5.   Compensation Upon Termination; Other
Agreements.
          (i) If Executive's employment shall be terminated for Disability following a change in control of the Company, the Company shall pay Executive's salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards under any Plans which pursuant to the terms of any Plans have been earned or become payable, but which have not been paid to Executive. Thereafter, benefits shall be determined in accordance with the Plans then in effect.
         (ii) If Executive's employment shall be terminated for Cause following a change in control of the Company, the Company shall pay Executive's salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards (including both the cash and stock components) which pur-suant to the terms of any Plans have been earned or become payable, but which have not yet been paid to Executive. Thereupon the Company shall have no further obligations to Executive under this Agreement.
        (iii) Subject to Section 8 hereof, if, within twenty-four (24) months after a change in control of the Company, as defined in Section 3 above, shall have occurred, Executive's employment by the Company shall be terminated
(a) by the Company other than for Cause, Disability or Retirement or (b) by Executive for Good Reason, then the Company shall pay or provide to Executive, without regard to any contrary provisions of any Plan, the following:
          (A)  _____________________ times (A) the
     Executive's highest base salary during the 12-month period prior to the change in control of the Company and (B) Executive's three year average bonus percentage multiplied by Executive's target bonus in effect immediately prior to the change in control of the Company. For purposes of this Agreement, the bonus percentage is the ratio of actual bonuses paid to Executive as a percent of Executive's Base Salary to Executive's target bonuses as a percent of Executive's Base salary;
          (B)  for a period of _____________________ years
     after the Date of Termination continuation of all insured and self-insured medical, life insurance and disability benefit Plans in which Executive participated immediately prior to the Date of Termination, at no cost to Executive. In the event that Executive's participation in any such Plan is barred, the Company, at its sole cost and expense, shall arrange to have issued for the benefit of Executive and his dependents individual policies of insurance providing benefits substantially similar (on an after-tax basis) to those which Executive otherwise would have been entitled to receive under such Plans pursuant to this paragraph (iv) or, if such insurance is not available at a reasonable cost to the Company, the Company shall otherwise provide you and your dependents with equivalent benefits (on an after-tax basis);
          (C) full and immediate vesting of Executive's outstanding stock options which shall be purchased by the Company for a price equal to the fair market value of such options; provided, however, that at the option of Executive, the Company shall purchase any outstanding stock options which have been granted to Executive within the six-month period immediately prior to the Date of Termination no earlier than six months following the date of grant. For purposes of this Agreement, fair market value shall mean the average of the high and low trading price of the common stock of the Company on the Date of Termination, less the exercise price of the options;
          (D) the present value, in a lump sum, equal to Executive's enhanced benefit under the Company's Supplemental Executive Retirement Plan, calculated under the terms of the plan but increasing Executive's attained age and credited service by ________________ _____years;
          (E) a lump sum payment of Executive's accrued vacation pay; and
          (F)  the value of any unvested employer
     contributions with respect to all defined contribution plans in which Executive participates.
          (iv) The amount of any payment provided for in this Section 5 shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by Executive as the result of employment by another employer after the Date of Termination, or otherwise.
          6.  Successors; Binding Agreement.
          (i) The Company will seek, by written request at least five business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person assent to the fulfillment of the Company's obligations under this Agreement. Failure of such Person to furnish such assent by the later of (A) three business days prior to the time such Person becomes a Successor or (B) two business days after such Person receives a written request to so assent shall constitute Good Reason for termination by Executive of his employment if a change in control of the Company occurs or has occurred. For purposes of this Agreement, "Successor" shall mean any Person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's Voting Securities or otherwise.
         (ii) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive dies while any amount is still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.
        (iii) For purposes of this Agreement, the "Company" shall include any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist.
          7.  Fees and Expenses.  The Company shall
reimburse Executive, on a current basis, for all reasonable legal fees and related expenses incurred by Executive in connection with the Agreement following a change in control of the Company, including, without limitation, (a) all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or incurred by Executive in seeking advice with respect to the matters set forth in Section 8 hereof or (b) Executive's seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not Executive's claim is upheld by a court of competent jurisdiction.
          8.  Taxes.
          (i) All payments to be made to Executive under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.
         (ii) Notwithstanding anything in the foregoing to the contrary, if any of the payments provided for in this Agreement, together with any other payments which Executive has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to
Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that the determination as to whether any reduction in the payments under this Agreement pursuant to this proviso is necessary shall be made by Executive in good faith, and such determination shall be conclusive and binding on the Company with respect to its treatment of the payment for tax reporting purposes and, provided further that Executive may determine in his discretion what payment or payments provided for herein shall be reduced.
          9. Survival. The respective obligations of, and benefits afforded to, the Company and Executive as provided in Sections 5, 6, 7, 8, 13 and 14 of this Agreement shall survive termination of this Agreement.
         10. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid and addressed, in the case of the Company, to the address set forth on the first page of this Agreement or, in the case of the Executive, to the address set forth below his signature, provided that all notices to the Company shall be directed to the attention of the Chairman of the Board or President of the Company, with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.
         11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such modifi-cation, waiver or discharge is agreed to in a writing signed by Executive and the Chairman of the Board or President of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Kansas.
         12.  Severability.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
         13. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted by a panel of three arbitrators in a location selected by Executive within fifty
(50) miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.
         14. Employee's Commitment. Executive agrees that subsequent to his period of employment with the Company, Executive will not at any time communicate or disclose to any unauthorized person, without the written consent of the Company, any proprietary processes of the Company or any subsidiary or other confidential information concerning their business, affairs, products, suppliers or customers which, if disclosed, would have a material adverse effect upon the business or operations of the Company and its subsidiaries, taken as a whole; it being understood, however, that the obligations of this Section 14 shall not apply to the extent that the aforesaid matters (a) are disclosed in circumstances where you are legally required to do so or (b) become generally known to and available for use by the public otherwise than by your wrongful act or omission.
         15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.
                              FOURTH FINANCIAL CORPORATION

                              By:___________________________
                                   Darrell G. Knudson


                              ______________________________